Exhibit B-111

                    Amended Articles Accepting
                       Close Corporation Law
          (Submit in duplicate with filing fee of $25.00)

The corporation's Articles of Incorporation are hereby amended and restated by two-thirds of all outstanding shareholders on May 16.
2000 to become a statutory close corporation:

                            Article One

     The name of the corporation is KLT Telecom Inc. and it is a statutory close corporation.

                            Article Two

     The name and address of its initial registered agent in this state is:

     Corporation Service Company
     dba CSC-Lawyers Incorporating Service Company
     221 Bolivar Street
     Jefferson City, MO 65101

                           Article Three

     (A) The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue are as follows:

          70,000 shares of common stock, all of which are without par value.

     (B) The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:

          There shall be no preferences, qualifications, limitations, restrictions or special or relative rights, including convertible rights, in respect of the shares herein authorized.

                           Article Four

     (A) The transfer of shares by a living shareholder are as follows:

          1.   by section 351.770; or
          2.   Stated as follows (state conditions for transfer):

          There are no conditions or restrictions on transfer.

     (B) The transfer of shares of a deceased shareholder are as follows:

          1. Governed by sections 351.780, 785 & 790 and modified as follows (state modifying conditions if any):

          or

          2.   Governed by the following conditions:

          There are no conditions or restrictions on transfer.

                           Article Five
                           (Choose one)

(X)  The corporation does not have a board of directors; or

( ) The number of directors to constitute the first board of directors is ___. Thereafter the number of directors shall be fixed by, or the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change; or

( ) The number of directors to constitute the board of directors is ___. (The number of directors to constitute the board of directors must be stated herein if there are to be Less than three directors. The person to constitute the first board of directors may, but not need, be named.)

                            Article Six

	The duration of the corporation is Perpetual

                           Article Seven

     The corporation is formed for the following purposes:

     The corporation is organized to engage in any lawful purpose.

                           Article Eight

     This close corporation shall be dissolved in the following manner (complete both A & B):

     (A) The following shareholder or shareholders have authority to dissolve the corporation (indicate alt if all have authority and the percentage of votes required to vote on the dissolution, otherwise list name of individual shareholders with authority to dissolve):

          All shareholders have authority to vote on a proposal of dissolution. Such proposal must be approved by at least
          2/3 of the votes entitled to be cast on the proposal.

     (B) The above shareholder or shareholders may dissolve the corporation as follows:

          1.   At will (check here (x)) or
          2. Upon the occurrence or the following specified event(s) or contingency(ies):

                           Article Nine

     The following statement shall appear conspicuously on each share certificate:

     The rights of shareholders in a statutory close corporation may differ materially from the rights of shareholders in other corporations. Copies of the articles of incorporation and bylaws, shareholders' agreements, and other documents, any of which may restrict transfers and affect voting and other rights, may be obtained by a shareholder on written request to the corporation. (351.760, RSMo)

                            Article Ten
               (Any additional optional statements)

The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:
_________________________________________________

 (Date may not be more than 90 days after the filing date in this office)

In affirmation thereof, the facts stated above are true.

/s/R. G. Wasson        James P. Gilligan       May 16. 2000
Signature of           Printed or Typed        Date of
Officer or             Name of                 Signature
Chairman of the        Incorporators
Board